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                                                                     EXHIBIT 4.8

                     MAYTAG CORPORATION SALARY SAVINGS PLAN

            (As Amended and Restated Effective as of January 1, 1997)

                                    ARTICLE I
                                    THE PLAN

     1.1 Establishment and Amendment of the Plan. Effective January 1983, Magic Chef, Inc. established the Magic Chef, Inc. Salary Savings Plan (the "Plan") for the benefit of its eligible employees. The Plan was subsequently amended and restated in its entirety, effective January 1, 1985. Effective July 1, 1987, Maytag Corporation (the "Corporation") became the Plan Sponsor of the Plan, and the Plan name was changed to the "MAYTAG CORPORATION SALARY SAVINGS PLAN." Effective January 1, 1989, the Corporation amended and restated the Plan in order to comply with the provisions of the Tax Reform Act of 1986, and other recent legislation.

     Effective as of January 1, 1997 (except where otherwise indicated), the Plan is hereby amended and restated to comply with the Uruguay Round Agreements Act (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA `97), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA'98), and the Community Renewal Tax Relief Act of 2000 (CRA) (collectively known as "GUST"), and other changes in applicable law. The Plan, as amended and restated, also reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), and is intended as good faith compliance with the requirements of EGTRRA. This Plan is to be construed in accordance with EGTRRA and any guidance issued thereunder. Except where otherwise provided, EGTRRA provisions shall be effective as of the first Plan Year beginning after December 31, 2001.

     The Corporation intends that the Plan, as amended and restated herein, and the related Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, and the provisions of the Employee Retirement Income Security Act of 1974, and each of the terms of the Plan and Trust shall be so interpreted.

     1.2 Applicability of Plan. The provisions of this Plan as set forth herein are applicable only to the Eligible Employees of an Employer in current employment on or after January 1, 1997, except as specifically provided herein or as otherwise required by law. Except as so provided, any person who was covered under the Plan as in effect on December 31, 1996, and whose Service terminated prior to January 1, 1997, and who was entitled to benefits under the provisions of the Plan as in effect on December 31, 1996, shall continue to be covered under the provisions of the Plan as in effect on December 31, 1996.

     1.3 Purpose of the Plan. The purpose of the Plan is to provide Eligible Employees of the Employer with an opportunity to make tax-deferred savings until their retirement, death, or other separation from service.

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                                   ARTICLE II
                                   DEFINITIONS

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.

     (a) "Account" means the separate account maintained for each Member that represents his total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:

          (1) "Before-Tax Contributions Account" means that portion of such Member's Account which evidences the value of the Before-Tax Contributions made on his behalf by an Employer, including any gains and losses of the Trust Fund attributable thereto.

          (2) "Matching Contributions Account" means that portion of such Member's Account which evidences the value of the Matching Contributions made on his behalf by an Employer in respect of Plan Years ending prior to January 1, 1989, including any gains and losses of the Trust Fund attributable thereto.

          (3) "Rollover Contributions Account" means that portion of such Member's Account which evidences the value of the Rollover Contributions made on his behalf pursuant to Section 4.4, including any gains and losses of the Trust Fund attributable thereto.

          (4) "Blodgett Contributions Accounts" means, for Members who participated in the G.S. Blodgett Corporation Savings Plan, that portion of a Member's Before-Tax Contributions Account, Matching Contributions Account and Rollover Contributions Account which evidences the value of the Member's G.S. Blodgett Corporation Savings Plan accounts prior to January 1, 1999, including any gains and losses of the Trust Fund attributable thereto.

          (5) "Goodman/Amana Contributions Accounts" means, for Members who participated in the Goodman/Amana 401(k) Plan, that portion of a Member's Before-Tax Contributions Account, Matching Contributions Account and Rollover Contributions Account which evidences the value of the Member's Goodman/Amana 401(k) Plan accounts prior to February 1, 2002, including any gains and losses of the Trust Fund attributable thereto.

          (6) "Amana Hourly Contributions Accounts" means, for Members who participated in the Amana Company, L.P. 401(k) Plan for Specified Hourly Payroll Employees, that portion of a Member's Before-Tax Contributions Account, Matching Contributions Account and Rollover Contributions Account which evidences the value of the Member's Amana

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               Company, L.P. 401(k) Plan for Specified Hourly Payroll Employees
               accounts prior to February 1, 2002, including any gains and losses of the Trust Fund attributable thereto.

     (b) "Act" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     (c)  "Affiliate" means--

          (1) any corporation or other business entity which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Corporation is also a member, provided that, for purposes of the Code Section 415 limitations, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a);

          (2) any other trade or business (whether or not incorporated) (which is under common control within the meaning of Section 414(c) of the Code) with the Corporation, provided that, for purposes of the Code Section 415 limitations, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a);

          (3) any business which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Corporation is also a member; or

          (4) any other entity which is required to be aggregated with the Corporation pursuant to regulations issued under Section 414(o) of the Code.

     (d) "Before-Tax Contributions" means the contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation as described in subsection 4.1(a).

     (e)  "Board" means the Board of Directors of the Corporation.

     (f) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations thereunder.

     (g)  "Corporation" means Maytag Corporation.

     (h)  "Compensation" means a Participant's pay, determined as follows:

          (1) For all purposes of the Plan, except as otherwise specified, Compensation means the total of all wages, salaries, fees for professional services, and amounts paid to a Participant for personal services rendered to the Employer in the course of employment with the Employer to the extent that such amounts are includible in gross income, increased by amounts excluded from gross income by reason of an Employee's election to

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               reduce wages in lieu of benefits under (A) a cafeteria plan under
               Section 125 of the Code, (B) a cash or deferred arrangement under
               Section 401(k) of the Code, and (C) the Maytag Corporation
               Capital Accumulation Plan, but excluding bonuses and shift premiums and overtime, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, non-qualified deferred compensation (such as stock option gains), and welfare benefits. Effective as of January 1, 1998, Compensation is also increased by amounts excluded from wages by reason of an Employee's elective deferrals under (D) a simplified employee pension plan under Section 402(h)(1)(B) of the Code; (E) an annuity under Section 403(b) of the Code; (F) a SIMPLE IRA under Section 408(p)(2)(A)(i) of the Code; (G) a Code Section 457 nonqualified defined contribution plan; and (H) effective as of January 1, 2001, a qualified transportation plan under Section 132(f) of the Code.

          (2) For purposes of satisfying the limits on contributions described in Section 4.2(c) and 4.3, Compensation means remuneration for services performed by a Participant for an Employer which is includible in gross income and reportable as wages on IRS Form W-2, increased by amounts excluded from wages by reason of an Employee's election to reduce wages in lieu of benefits under (A) a cafeteria plan under Section 125 of the Code; (B) a cash or deferred arrangement under Section 401(k) of the Code; and (C) the Maytag Corporation Capital Accumulation Plan. Effective as of January 1, 1998, Compensation is also increased by amounts excluded from wages by reason of an Employee's elective deferrals under (D) a simplified employee pension plan under Section 402(h)(1)(B) of the Code; (E) an annuity under Section 403(b) of the Code; (F) a SIMPLE IRA under Section 408(p)(2)(A)(i) of the Code; (G) a Code Section 457 nonqualified defined contribution plan; and (H) effective as of January 1, 2001, a qualified transportation plan under Section 132(f) of the Code.

          The annual Compensation of each Employee taken into account under the Plan shall not exceed one hundred and fifty thousand dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, the annual Compensation for each Employee taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

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          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for the prior determination period is subject to the annual Compensation limit in effect for that prior determination period.

     (i)  "Effective Date" means January 1, 1997.

     (j)  "Eligible Employee" shall have the meaning set forth below:

          (1) Subject to paragraph (2) below, the term "Eligible Employee" means:

               (A) any person paid out of the Corporation's United States payroll system who is employed by the Employer as an exempt or non-exempt, non-union, salaried Employee; and

               (B) any Employee employed by the Employer on an hourly basis as listed in Exhibit I at the end of the Plan.

          (2) Notwithstanding paragraph (1) above, the term "Eligible Employee" shall not include the following classes of Employees:

               (A) Employees participating in the Maytag Puerto Rico Salary Savings Plan;

               (B)  temporary employees;

               (C) persons who are covered by a collective bargaining agreement between Employee representatives and the Employer if retirement benefits were the subject of good faith bargaining, unless such collective bargaining agreement provides for participation in the Plan;

               (D) individuals providing services to the Employer pursuant to contracts designating them as independent contractors or consultants, or individuals designated by the Employer as independent contractors or consultants;

               (E) individuals providing services to the Employer pursuant to an agreement between the Employer and a third party, including individuals that are Leased Employees; and

               (F) any other individual who is compensated, directly or indirectly, by the Employer, and with respect to whom Compensation is not treated by the Employer at the time of payment as being subject to statutorily required payroll tax withholding, such as withholding of federal and/or state income tax and/or withholding of the Employee's share of Social Security Tax; provided, however, that statutorily required backup withholding shall not be considered to be payroll tax withholding.

               The foregoing exclusions from the definition of "Eligible Employee" shall apply notwithstanding any contrary determination of employee status by any court or governmental agency including, but not limited to, the Internal Revenue Service or the Department of Labor.

     (k) "Employee" means an individual whose relationship with the Corporation or an Affiliate is, under common law, that of an employee.

     (l) "Employer" means the Corporation or any Affiliate that elects to become a party to the Plan, subject to the approval of the Board of Directors of the Corporation or the ERISA Executive Committee, by adopting the Plan for the benefit of its eligible Employees in the manner described in Article XIII.

     (m) "Excess Deferrals" means the amount of a Participant's Before-Tax Contributions, plus amounts deferred pursuant to other plans or arrangements described under Code Section 401(k), 408(k), or 403(b) that exceed the limits described under Code Section 402(g).

     (n) "Highly Compensated Employee" means active Employees and former Employees as follows:

          (1) An active Employee shall be treated as a Highly Compensated Employee if such Employee (A) was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding calendar year, or (B) had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code) for the preceding calendar year and was in the top-paid group of Employees, as defined in Section 414(q)(3) of the Code, for such preceding Plan Year.

          (2) A former Employee shall be treated as a Highly Compensated Employee if (A) such Employee was a Highly Compensated Employee when such Employee separated from service, or (B) such Employee was a Highly Compensated Employee at any time after attaining age 55.

          The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

          For purposes of this subsection, the term "compensation" means Compensation as defined in Section 2.1(h)(2).

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(o)  "Hour of Service" means:

     (1) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan.

     (2) each hour, in addition to the hours in paragraph (1) above, for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. Solely for purposes of determining an Employee's eligibility to participate in the Plan, "Hour of Service" shall include each hour during an approved leave of absence granted by the Employer or Affiliate to an Employee pursuant to the Family and Medical Leave Act, provided that if the Employee returns to work for the Employer or Affiliate at the end of such leave of absence. Not more than five hundred and one (501) hours shall be credited under this paragraph (2) on account of any single continuous period during which he performs no duties.

     (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, with no duplication of credit for hours.

     Hours of Service shall be credited in accordance with the rules of Department of Labor regulation 2530.200b-2(b) and (c), which are incorporated herein by reference.

(p) "Investment Fund" means a fund selected by the Plan Administrator in which Plan assets may be invested pursuant to Article VII. The Plan Administrator may change or add to the selected Investment Funds from time to time as it deems necessary or appropriate.

(q) "Leased Employee" means, pursuant to Section 414(n) of the Code, any person who provides services to the Corporation or an Affiliate if:

     (1) such services are provided pursuant to an agreement between the Corporation or the Affiliate and any other person (called a "leasing company");

     (2) such person has performed such services for the Corporation or the Affiliate on a substantially full-time basis for a period of at least one (1) year; and

     (3) such services are performed under the primary direction or control by the Corporation or the Affiliate.

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(r)  "Matching Contributions" means the contributions made by an Employer on behalf of a Participant for Plan Years ending prior to January 1, 1989, conditioned on the making of Before-Tax Contributions.

(s) "Member" means a Participant, or a former Participant who still has a balance in his Account.

(t) "Participant" means any Eligible Employee who has met and continues to meet the eligibility requirements of the Plan as set forth in Section 3.1, and any Eligible Employee who has made a Rollover Contribution pursuant to
     Section 3.1, but only to the extent of the Rollover Contribution.

(u)  "Plan" means Maytag Corporation Salary Savings Plan.

(v) "Plan Administrator" means the committee appointed by ERISA Executive Committee. The Plan Administrator is the "named fiduciary" for purposes of the Act, in accordance with Article X.

(w)  "Plan Year" means the twelve-consecutive-month period ending on December
     31.

(x) "Probationary Period" means the period of Service, not to exceed one year, that must pass before an hourly Eligible Employee becomes eligible to participate in the Plan pursuant to Article III. The Probationary Period for an hourly Eligible Employee who is represented by a union shall be established pursuant to the applicable collective bargaining agreement then in effect between the Employer and the Eligible Employee's union, which is hereby incorporated by reference. For non-union hourly Eligible Employees, the applicable Probationary Periods shall be set forth in Exhibit I.

(y) "Rollover Contributions" means the amounts rolled over by the Participant to this Plan from another plan, as specified in Section 4.4.

(z) "Service" means, for purposes of determining eligibility to participate in the Plan, an Employee's period or periods of employment with the Corporation or an Affiliate, including any period of time on an approved leave of absence granted to the Employee pursuant to the Family and Medical Leave Act if the Employee returns to work for the Corporation or Affiliate at the end of such leave of absence. An Employee shall complete a year of Service if he or she earns 1,000 or more Hours of Service in the 12 consecutive month period commencing on the date the Employee is first credited with an Hour of Service. If the Employee earns fewer than 1,000 Hours of Service within such 12 consecutive month period, then the Employee shall complete a year of Service when he earns 1,000 or more Hours of Service during a Plan Year, beginning with the first Plan Year commencing after the date the Employee is first credited with an Hour of Service.

(aa) "Trust Agreement" means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

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     (bb) "Trustee" means the corporation, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

     (cc) "Trust Fund" means the assets of every kind and description held under the Trust Agreement.

     (dd) "Valuation Date" means each business day.

     2.2 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.

                                  ARTICLE III
                            Participation and Service

3.1  Participation.

(a) Each Eligible Employee who was a Participant in the Plan on December 31, 1996, and who is an Eligible Employee on the Effective Date shall remain a Participant as of the Effective Date. Otherwise:

     (1) Each full-time salaried Eligible Employee shall be eligible to participate in the Plan as of the first day of the month following the completion of 30 days of Service;

     (2) Each part-time salaried Eligible Employee shall be eligible to participate in the Plan as of the first day of the month following the completion of a year of Service; and

     (3) Each hourly Eligible Employee shall be eligible to participate in the Plan as of the first day of the month following the completion of the Probationary Period.

     A "full-time salaried Eligible Employee" shall mean an Eligible Employee who is employed on a salaried basis and who is designated as a full-time employee on the Corporation's payroll system. A "part-time salaried Eligible Employee" shall mean an Eligible Employee who is employed on a salaried basis and who is designated as a part-time employee on the Corporation's payroll system.

     An Eligible Employee shall be eligible to make a Rollover Contribution prior to the date he is eligible to participate in the Plan pursuant to this Section 3.1.

(b) An Eligible Employee who is eligible to participate in the Plan pursuant to subsection (a) must elect to participate in the Plan or waive his right to participate in the Plan in accordance with the procedures established by the Plan Administrator. An Eligible Employee shall become a Participant by making the election to have Before-Tax Contributions made on his behalf in accordance with Section 4.1(b).

     An Eligible Employee who has previously waived his right to participate in the Plan may thereafter commence participation in the Plan by making an election to have Before-Tax Contributions made on his behalf in accordance with Section 4.1(b).

(c) Each Eligible Employee on or after January 1, 1999, who was a participant in the G.S. Blodgett Corporation Savings Plan immediately prior to January 1, 1999, shall be a Participant in this Plan effective January 1, 1999, subject to the terms of this Plan. Each Eligible Employee on or after January 1, 1999, who was eligible to participate in the G.S. Blodgett Corporation Savings Plan immediately prior to January 1, 1999, shall be eligible to participate in this Plan effective

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

          January 1, 1999 (each such Employee shall be referred to herein as a "Blodgett Participant"). For each Eligible Employee who was employed by G.S. Blodgett Corporation, Inc. ("G.S. Blodgett") or an affiliate participating in the G.S. Blodgett Corporation Savings Plan and who is not otherwise described in this subsection (c), Service shall be measured from such Eligible Employee's initial date of hire (or last date of rehire if the Eligible Employee had a break in service) with G.S. Blodgett or such affiliate.

     (d) Each Eligible Employee who was employed by Goodman Manufacturing Company, L.P. or Amana Company, L.P. on or after August 1, 2001, and who was a participant in the Goodman/Amana 401(k) Plan at that time shall be a Participant in this Plan effective January 1, 2002, subject to the terms of this Plan. Each Eligible Employee employed by Goodman Manufacturing Company, L.P. or Amana Company, L.P. on or after August 1, 2001, who was eligible to participate in the Goodman/Amana 401(k) Plan immediately prior to January 1, 2002, shall be eligible to participate in this Plan effective January 1, 2002. For each individual who met the definition of "Employee" under the Goodman/Amana 401(k) Plan and who is not otherwise described in this subsection (d), Service shall be measured from such Eligible Employee's initial date of hire (or last date of rehire if the Eligible Employee had a break in service) with Goodman Manufacturing Company, L.P. or Amana Company, L.P

     (e) Each Eligible Employee who was employed by Amana Company, L.P. on or after August 1, 2001, and who was a participant in the Amana Company, L.P. 401(k) Plan for Specified Hourly Payroll Employees at that time shall be a Participant in this Plan effective January 1, 2002, subject to the terms of this Plan. Each Eligible Employee employed by Amana Company, L.P. on or after August 1, 2001, who was eligible to participate in the Amana Company, L.P. 401(k) Plan for Specified Hourly Payroll Employees immediately prior to January 1, 2002, shall be eligible to participate in this Plan effective January 1, 2002. For each individual who met the definition of "Employee" under the Amana Company, L.P. 401(k) Plan for Specified Hourly Payroll Eligible Employees and who is not otherwise described in this subsection (e), Service shall be measured from such Eligible Employee's initial date of hire (or last date of rehire if the Eligible Employee had a break in service) with Amana Company, L.P.

     3.2 Duration of Participation. A Participant shall continue to be a Participant until he terminates his employment with all Employers or ceases making Before-Tax Contributions, whichever is sooner. Thereafter, he shall be a Member for as long as he has an Account.

     3.3 Leased Employees. A Leased Employee shall not be considered an Eligible Employee for purposes of the Plan. If such a person subsequently becomes an Eligible Employee, and thereafter participates in the Plan, he shall receive credit for Hours of Service for his employment as a Leased Employee, except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Eligible Employee while he was a Leased Employee.

     3.4 Reemployment of a Participant. If a Participant terminates employment and is subsequently reemployed by an Employer, he shall again become eligible to participate in the Plan as of the date his employment resumes. If an Employee who has satisfied the requirements of Section 3.1 terminates employment with the Corporation and all Affiliates and is subsequently rehired by an Employer, he shall again become eligible to participate in the Plan as of the date his employment resumes.

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

                                   ARTICLE IV
                                  CONTRIBUTIONS

4.1  Before-Tax Contributions.

(a) The Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to such Participant's Before-Tax Contributions Account as soon as practical after the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, not to exceed ninety (90) days from the date on which such amounts would otherwise have been payable to the Participants in cash. Effective as of February 3, 1997, the Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to such Participant's Before-Tax Contributions Account no later than the 15/th/ business day of the month following the month in which such amounts would otherwise have been payable to the Participants in cash.

(b) Each Participant may elect, on a form provided by the Plan Administrator, to reduce his Compensation by such whole percentages, not less than one (1) percent nor more than sixteen (16) percent, and, in exchange, to have an allocation from Employer contributions in an amount equal to the amount by which his Compensation is reduced made on his behalf as a Before-Tax Contribution to the Plan. Such election shall be effective as of the first day of the month following the month in which the Plan Administrator receives written notice of such election, provided that such written notice is submitted by the fifteenth day (or next business day thereafter) of the preceding month. Notwithstanding the foregoing, effective as of August 1, 2001, an election to reduce Compensation to make Before-Tax Contributions shall be effective as soon as administratively possible following the Plan Administrator's receipt of the Participant's written election.

(c) A Participant may elect, on a form prescribed by the Plan Administrator, to increase or decrease his Compensation reductions (within the percentage limits stated above) as of the first day of any calendar month. Beginning as of August 1, 2001, an election to increase or decrease Compensation reductions can be made at any time, and such change shall be effective as soon as administratively possible Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such

(d) A Participant may elect on a form provided by the Plan Administrator to cease future Compensation reductions as of the first day of any pay period with prior notice to the Plan Administrator. Upon ceasing future Compensation reductions, a subsequent Compensation reduction election may only be made as of the first day of a calendar quarter; provided, however, that effective as of August 1, 2001, Compensation reduction elections may be made at any time, and Compensation reductions shall resume as soon as administratively possible following the Plan Administrator's receipt of the Participant's written election.

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

(e) The Plan Administrator may adopt additional rules concerning the administration of this Section 4.1 as it deems necessary or appropriate.

4.2  Limitations on Contributions.

(a) In no event shall any Employer make Before-Tax Contributions for any calendar year, with respect to any Participant, in excess of the dollar limitation contained in Section 402(g) of the Code, adjusted in accordance with regulations issued by the Secretary of the Treasury. Effective prior to January 1, 2002, for the Plan Year following the Plan Year in which a Participant receives a hardship distribution, the maximum amount of Before-Tax Contributions that may otherwise be made on behalf of such Participant shall be reduced by the amount of Before-Tax Contributions that were made on behalf of the Participant during the Plan Year in which he received such hardship distribution.

(b) In the event that, in any calendar year, a Participant makes Excess Deferrals to the Plan, such Participant may request, no later than March 15 of the following calendar year, for the Plan to return such Excess Deferrals to the Participant. Such request shall be made on a form provided by the Plan Administrator which specifies the Participant's Excess Deferrals for the calendar year. Such request shall be accompanied by the Participant's written statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described under Code Section 401(k), 408(k), or 403(b), will exceed the limit for such Participant under Section 4.2(a) of the Plan. A distribution of Excess Deferrals, plus earnings, shall be made no later than the April 15 of the calendar year following the calendar year in which such Excess Deferrals were made.

(c) For each Plan Year, the actual deferral percentage (as described below) for Highly Compensated Employees shall bear to the actual deferral percentage for all other Employees a relationship that satisfies either of the following tests:

     (1) The actual deferral percentage for the Plan Year for Highly Compensated Employees is not more than the prior Plan Year's actual deferral percentage for all other Employees multiplied by 1.25; or

     (2) The actual deferral percentage for the Plan Year for Highly Compensated Employees is not more than the prior Plan Year's actual deferral percentage for all other Employees multiplied by two, and the excess of the Plan Year's actual deferral percentage for the group of Highly Compensated Employees over the prior Plan Year's actual deferral percentage for all other Employees is not more than two (2) percentage points.

     The Employer may elect to use current Plan Year data for non-Highly Compensated Employees, provided that once such an election to use current year data is made, it cannot be undone except as provided in Internal Revenue Service Notice 98-1 or superseding guidance provided by the Secretary of the Treasury.

     The actual deferral percentage means, for a Plan Year, the average of the ratios (calculated separately for each Employee in each group) of (i) the Before-Tax Contributions and other elective contributions (collectively, the "elective deferrals") made on behalf of each Employee for such Plan Year, to (ii) such Employee's Compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Before-Tax Contributions made on behalf of the Highly-Compensated Employees. Such reduction shall be effected by reducing the Before-Tax Contributions of the Highly Compensated Employee with the highest elective deferral amount to the extent necessary so that such Highly Compensated Employee's elective deferral amount equals the elective deferral amount of the Highly Compensated Employee with the next highest elective deferral amount, and such reductions shall continue for Highly Compensated Employees with the highest elective deferral amount until the Plan satisfies one of the test set forth in this subsection (c) for such Plan Year.

(d) For purposes of calculating the actual deferral percentage under Section 4.2(c), the following rules shall apply when calculating the actual deferral percentage for each Employee:

     (1) Only the following Before-Tax Contributions shall be taken into account:

          (A) Before-Tax Contributions related to Compensation that would have been received by a Participant (but for his deferral election) in the Plan Year for which the actual deferral percentage is being calculated;

          (B) Before-Tax Contributions related to Compensation that is attributable to services performed by the Participant (but for the deferral election) in the Plan Year for which the actual deferral percentage is being calculated and which would have been received within two-and-one-half months of the close of such Plan Year; and

          (C) Before-Tax Contributions that are allocated to a Participant as of a date within the Plan Year for which the actual deferral percentage is being calculated and that is: (1) not contingent on the Participant's participation in the Plan or performance of services for the Corporation after such date, and (2) actually paid into the Trust no later than twelve months following the close of the Plan Year for which the actual deferral contribution is being calculated.

     (2) All elective contributions made by Participants under this Plan and any other defined contribution plan that has been aggregated with the Plan for purposes of satisfying Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) are to be treated as made under a single defined contribution plan.

     (3) If one or more defined contribution plans have been permissively aggregated with the Plan for purposes of satisfying the requirements of Section 401(k) of the Code, the Plan and the other defined contribution plan(s) with which it has been aggregated shall be treated as a single plan for purposes of determining whether the requirements of Sections 401(a)(4) and 410(b) of the Code have been satisfied.

     (4) All cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate (other than those arrangements which may not be permissively aggregated with the Plan under Section 401(k)(3) of the Code and applicable regulations thereunder) shall be treated as having been made under a single defined contribution plan.

(e) In the event that the Plan Administrator must distribute or re-characterize Excess Deferrals made by a Participant in any Plan Year in order to satisfy the tests described in this Section 4.2, the following rules shall apply:

     (1) The amount of Excess Deferrals to be distributed or re-characterized shall be reduced by the amount of Excess Deferrals previously distributed within the taxable year ending in the Plan Year for which the Participant's actual deferral percentage is being calculated, in accordance with Section 402(g) of the Code.

     (2) Distributions of Excess Deferrals shall include all income allocable thereto, including any income earned on the Excess Deferrals within the Plan Year in which the Excess Deferrals were made. The Plan Administrator may include in the distribution of Excess Deferrals any income allocable to the Excess Deferrals earned in the period between the end of the Plan Year in which the Excess Deferrals were made and the date of distribution. The income allocable to any Excess Deferrals shall be determined in accordance with the rules described in Treasury Regulation ss.1.401(k)-1(f)(4).

     (3) The Plan Administrator shall cause any Excess Deferrals to be either distributed to Participants or re-characterized prior to the close of the Plan Year following a Plan Year in which such Excess Deferrals are made. In the event that the Plan Administrator fails to distribute or re-characterize Excess Deferrals within two-and-one-half months following the close of a Plan Year in which such Excess Deferrals are made, the Corporation shall be liable for any penalties assessed as a result of such failure.

(f) The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

     4.3  Limitations on Annual Additions.

     (a) Notwithstanding any other provision of this Plan to the contrary, in no event shall the "annual additions" (within the meaning of Code
          Section 415(c)) provided under this Plan (together with that provided by all other defined contribution plans of Employer and all nonparticipating Affiliates) for any Member for a limitation year (which is the Plan Year) exceed the maximum permissible annual addition allowed under Code Section 415, as it may be amended from time to time, or as allowed under regulations issued thereunder.

     (b) If, in any Plan Year, a Participant is covered both under any defined contribution plan and under any defined benefit plan, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for such Plan Year shall not exceed one (1). If that sum exceeds one (1), then no reduction in contributions or allocations to obtain compliance with Section 415(e) of the Code shall occur under this Plan until the Participant's benefits under such defined benefit plan have been reduced pursuant to the terms thereof. Any reduction under this Plan shall be made only to the extent necessary so that the sum of such fractions shall equal one (1). For purposes of this
          Section 4.3, a plan is deemed to be maintained by the Employer if the Plan is maintained by any Affiliate. This Section 4.3(b) shall not apply as of January 1, 2000.

     (c) If, in any Plan Year, a Participant's annual addition exceeds the limitation described in subsection (a) above, such excess shall not be allocated to his accounts in any defined contribution plan. Such Participant's Before-Tax Contributions, or any part thereof, shall instead be refunded to the Participant until such excess is eliminated.

The above reductions shall be applied to the Plan first, and thereafter to any other defined contribution plan.

     4.4 Rollover Contributions. An Eligible Employee may, in accordance with procedures approved by the Plan Administrator, make a rollover deposit to the Plan from another qualified plan, an employee annuity, a conduit individual retirement account, or an individual retirement annuity, as described in Sections 401(a), 403(a), and 408 of the Code; provided, however, that Rollover Contributions shall not include after-tax contributions.

     A Rollover Contribution must be paid over to the Trustee on or before the sixtieth (60th) day after receipt by the Eligible Employee of the distribution and shall be deposited in cash to the Employee's Rollover Contributions Account. Such Account shall be fully vested and nonforfeitable. An Eligible Employee who is not otherwise a Participant in the Plan shall be considered a Participant solely for purposes of his Rollover Contributions Account. The Plan Administrator shall authorize and regulate the making of rollover deposits in accordance with uniform and nondiscriminatory rules.

     4.5 Distributions from Before-Tax Contributions Accounts. Notwithstanding anything to the contrary contained elsewhere in the Plan, a Participant's Before-Tax Contributions Account shall not be distributable other than upon:

     (a)  The Participant's separation from service or death;

     (b) Effective for Plan Years beginning after December 31, 2001, the Participant's severance from employment, regardless of when the severance from employment occurred;

     (c) Effective for Plan Years beginning after December 31, 2001, the Participant's disability;

     (d) Termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

     (e) The date of the sale or other disposition by the Corporation to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Corporation in a trade or business of the Corporation, where (1) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (2) the Corporation continues to maintain the Plan after the sale or other disposition. The sale of eighty-five (85) percent of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

     (f) The date of the sale or other disposition by the Corporation of the Corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (1) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (2) the Corporation continues to maintain the Plan after the sale or other disposition;

     (g)  The Participant's attainment of age fifty-nine and one-half (59 1/2);
          or

     (h)  The Participant's financial hardship (as defined in Section 6.4).

Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in subsection (d), (e), or (f) above with respect to any Participant unless the Participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

     4.6 Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE V
                                   ---------
                               VESTING IN ACCOUNTS
                               -------------------

     5.1 Before-Tax, Matching, and Rollover Contributions Accounts. Subject to
Section 6.8, a Member shall at all times be fully vested and have a nonforfeitable interest in his Before-Tax, Matching, and Rollover Contributions Accounts. No Matching Contributions shall be made on or after January 1, 1989.

                                   ARTICLE VI
                                   ----------
                          DISTRIBUTIONS AND WITHDRAWALS
                          -----------------------------

     6.1 Payments Upon Termination. Upon a Member's termination of employment for any reason other than death, there shall be distributed to the Member, or to his beneficiary, the Member's Account in the manner which the Member shall elect in accordance with Section 6.3.

     6.2  Payments Upon Death.

     (a) Upon the death of a Member before benefit payments have commenced, the Plan Administrator shall promptly notify the Trustee in writing of the Member's death and the name of his beneficiary and shall direct the Trustee to make payments of the adjusted balance of the Member's Accounts valued as of the date distribution is made to his beneficiary in accordance with this Article VI.

     (b) Each unmarried Member, or each married Member whose surviving spouse has consented to an alternate beneficiary designation or alternate method of payment as provided in subsection (c), shall have the right to designate, by giving a written designation to the Plan Administrator, (1) a person or persons or entity as beneficiary to receive the death benefit provided under this Section 6.2, and (2) the method of payment of such death benefit to his beneficiary pursuant to
          Section 6.3. Successive designations may be made, and the last designation received by the Plan Administrator prior to the death of the Member shall be effective and shall revoke all prior designations. An unmarried Member's beneficiary designation shall be automatically revoked upon his subsequent marriage. Effective as of March 1, 2002, a divorce shall be deemed to revoke any prior designation of the Member's former spouse as beneficiary if written evidence of the Member's divorce is received by the Plan Administrator before distribution has commenced in accordance with such designation, subject to a valid qualified domestic relations order under Section 414(p) of the Code. If a designated beneficiary shall die before the Member, the beneficiary's interest shall terminate, and, unless otherwise provided in the Member's designation if the designation included more than one beneficiary, such interest shall be paid in equal shares to those beneficiaries, if any, who survive the Member. A Member to whom this subsection applies shall have the right to revoke the designation of any beneficiary without the consent of the beneficiary.

     (c) The beneficiary of each married Member shall be the surviving spouse of the Member, and the death benefits of any Member who is married at the date of his death shall be paid in full to his surviving spouse in a single lump sum. Notwithstanding the preceding sentence, the death benefits provided pursuant to subsection (a) shall be distributed to any other beneficiary designated by a married Member, as provided in subsection (b), if the Member's surviving spouse consented to such designation by the Participant prior to the date of the Member's death. Such consent must be in writing and must acknowledge the effect of the election and the identity of any nonsurviving spouse beneficiary, including any class of beneficiaries or contingent beneficiaries, and must be witnessed by a representative of the Plan or a notary public. The consent of the Member's surviving spouse shall not be required if the Member establishes to the satisfaction of the Plan Administrator that consent may not be obtained because there is no surviving spouse or the surviving spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. The Member may not subsequently change the method of distribution elected by the Member or the designation of his beneficiary without the spouse's further consent. Any consent by a surviving spouse, or establishment that the consent of the surviving spouse may not be obtained, shall be effective only with respect to that surviving spouse.

     (d) If a Member fails to designate a beneficiary, if such designation is for any reason illegal or ineffective, or if no beneficiary survives the Member, his death benefits otherwise payable pursuant to subsection (b) or (c) shall be paid:

          (1)  to his surviving spouse;

          (2) if there is no surviving spouse, to his descendants (including legally adopted children or their descendants) per stirpes;

          (3) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Member to be distributed in accordance with the Member's will or applicable intestacy law; or

          (4) if no such representative is duly appointed and qualified within six (6) months after the date of death of such deceased Member, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Member's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

     (e) The Plan Administrator may determine the identity of the distributees of any death benefit payable under the Plan, and in so doing, may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

     (f) A Member's surviving spouse, for purposes of the Plan, is the person who is legally married to the Member during the one year period immediately prior to the death of the Member.

     6.3  Method of Distribution.

     (a) Subject to subsection (b) below, the distribution of a Member's Account, valued as of the date of the distribution, shall be made as soon as practicable following the later of the Member's termination of employment the Plan Administrator's receipt of the Member's request for such distribution, in either of the following ways as the Member shall elect:

          (1)  in a lump sum; or

          (2) if distribution is to commence on or after the Member's sixty-second (62nd) birthday, by payment of substantially equal monthly installments, continuing over a period of ten (10) years.

          (3) Effective for distributions on or after January 1, 1999, a Member described in Section 3.1(c) may also elect to receive a distribution of his Blodgett Contributions Account balance in either (A) monthly, quarterly, or annual installments (subject to any statutory limitations), or (B) a non-transferable paid-up annuity contract; or

          (4) Effective for distributions on or after January 1, 2002, through July 1, 2002, a Member described in Section 3.1(d) may also elect to receive a distribution of his Goodman/Amana Contributions Account balance in either monthly, quarterly, or annual installments (subject to any statutory limitations) for any term certain that does not exceed the life expectancy of the Member (or the joint life expectancy of the Member and his designated beneficiary).

          (5) Effective for distributions on or after January 1, 2002, through July 1, 2002, a Member described in Section 3.1(e) may also elect to receive a distribution of his Amana Hourly Contributions Account balance in either monthly, quarterly, or annual installments (subject to any statutory limitations) for any term certain that does not exceed the life expectancy of the Member (or the joint life expectancy of the Member and his designated beneficiary).

          Amounts payable hereunder shall continue to accrue earnings and losses under Section 8.4 pending such payment. Payment of that portion of the Member's Account invested in the Corporation's common stock may be paid either in cash in an amount equal to the value of such account as of the date of the distribution or in whole shares of common stock of the Corporation and cash in lieu of a fractional share.

     (b) If a Member's Account balance is three thousand, five hundred dollars ($3,500) or less (five thousand dollars ($5,000) or less, effective as of January 1, 1999) as of the date of his termination of employment, his Account shall be distributed in a lump sum cash payment as soon as practicable after his termination of employment.

          Prior to March 22, 1999, if a Member's Account balance at the time for any distribution exceeds three thousand, five hundred dollars ($3,500) (five thousand dollars ($5,000), effective as of January 1, 1999), then neither such distribution nor any subsequent distribution shall be made to the Member at any time before his sixty-fifth (65th) birthday without his written consent. Effective as of March 22, 1999, if a Member's Account balance at the time for any distribution exceeds five thousand dollars ($5,000), then such distribution shall not be made to the Member at any time before his sixty-fifth (65th) birthday without his written consent. No such consent shall be valid unless the Member receives a general description of the material features and the relative values of the optional forms of benefit available under the Plan. In addition, the Member must be informed of his right to defer receipt of the distribution. The Plan Administrator shall deliver the aforementioned written notice to the Member during a period commencing no less than thirty (30) days and no more than ninety (90) days before the Member's benefit commencement date. The written consent of the Member to the distribution shall not be made before the Member receives the notice and shall not be made more than ninety (90) days before his benefit commencement date. Notwithstanding the foregoing, a Member's benefit commencement date may occur less than 30 days after the Member's receipt of the written explanation described above, provided that (1) the Member waives his right to the full 30-day waiting period, and (2) the Member's benefit commencement date occurs at least seven (7) days after his receipt of the written explanation described above.

          Notwithstanding any provision of this Section 6.3 to the contrary, distribution of a Member's Account shall commence within the time specified under Section 401(a)(14) of the Code (and applicable regulations thereunder), unless a Participant directs otherwise.

          For purposes of this Section 6.3, "benefit commencement date" shall mean the date as of which all events have occurred that entitle a Member to receive his benefit.

     (c) If a Member dies prior to receiving the full distribution of his Account to which he is entitled under this Article VI, any unpaid balance thereof at the time of his death shall be distributed to the Member's beneficiary in a lump sum as soon as practicable and permissible under the Code after his death.

     6.4 Hardship Withdrawals. A Participant who has incurred a financial hardship may withdraw all or a portion of his Rollover Contributions Account, not in excess of the balance thereof, and the amount of his Before-Tax Contributions as of the date of distribution, reduced by the amount of previous distributions on account of hardship. Income earned on Before-Tax Contributions prior to January 1, 1989, shall also be eligible for withdrawal. Such hardship withdrawals shall first be made from the Participant's Rollover Contributions Account and then from the Participant's Before-Tax Contributions Account. The determination of the existence of financial hardship and the amount required to be distributed to satisfy the need created by the hardship will be made by the Plan Administrator in a uniform and non-discriminatory manner, subject to the following rules:

     (a) A financial hardship is deemed to exist if the Participant certifies to the Plan Administrator that the financial need is on account of:

          (1) medical expenses described in Section 213(d) of the Code previously incurred by the Participant or the Participant's spouse or dependents (as defined in Section 152 of the Code), or necessary for any of these persons to obtain medical care described in Code Section 213(d);

          (2) the purchase (excluding mortgage payments) of a principal residence of the Participant;

          (3) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

          (4) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

          (5) funeral expenses of the Participant's immediate family member (i.e., spouse, child, brother, sister, mother, father, brother-in-law, sister-in-law, mother-in-law, father-in-law, grandparents, grandparents-in-law).

     (b) A Participant shall be required to certify to the Plan Administrator on a form prescribed by the Plan Administrator both the reason for the financial need and that such need cannot be satisfied from sources other than a withdrawal from the Participant's Before-Tax Contributions Account or Rollover Contribution Account. The Participant shall be required to submit any additional supporting documentation as may be requested by the Plan Administrator.

     (c) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant, including any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution.

     (d) The Participant shall first obtain all distributions, other than hardship withdrawals, and all nontaxable loans currently available under the Plan and under any other Employer's plan in which the Participant participates. Effective as of January 1, 2002, if the Participant participates in an employee stock ownership plan sponsored by an Employer that offers a dividend reinvestment election pursuant to Section 404(k)(2)(A) of the Code, the Participant must elect to receive dividends to the extent currently available to the Participant under such employee stock ownership plan.

     (e) The Participant's elective contributions under Section 4.1(b) and all other employer contributions (as defined in Code Section 401(k) and the regulations thereunder) shall be suspended under this Plan and all other deferred compensation plans maintained by the Employer for twelve (12) months after his receipt of the hardship distribution, or, effective for hardship distributions after December 31, 2001, for 6 months after the receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan).

     (f) The Participant may not make elective contributions (as defined in Code Section 401(k) and the regulations thereunder) under this Plan or any other Plan maintained by the Employer for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year, less the amount of such Participant's elective contributions for the taxable year of the hardship distribution. This subsection (f) shall not apply for Plan Years beginning after December 31, 2001.

     (g) Notwithstanding anything to the contrary, the minimum amount of any hardship withdrawal made pursuant to this Section 6.4 shall be five hundred dollars ($500).

     6.5 Withdrawals After Age 59 1/2. Regardless of whether or not a Participant has experienced a hardship as defined in Section 6.4, a Participant who: (0a) has attained age fifty-nine and one-half (59 1/2), and (b) effective for withdrawals prior to January 1, 1999, has participated in this Plan (or a prior plan) for a total of at least sixty (60) months or has accumulated Employer contributions (either Before-Tax Contributions, Matching Contributions, or other contributions under the prior plan) for at least two (2) Plan Years prior to the Plan Year in which the withdrawal takes place, may request the Plan Administrator to distribute all or any portion of his Account (or in the case of subsection (b) above, the Employer contributions and related earnings). For withdrawals prior to January 1, 1999, the distributed amount must have been in the Plan for at least two (2) Plan Years prior to the Plan Year in which the withdrawal takes place. The amount so requested shall be distributed as soon as practical following the Plan Administrator's receipt of such request.

     6.6  Required Distributions.

     (a) Notwithstanding any other provision of this Plan to the contrary contained herein, any distribution election designated under Section 242 of the Tax Equity and Fiscal Responsibility Act of 1982 shall be preserved in accordance with that Act and any applicable regulations promulgated thereunder.

     (b) Subject to subsection (a), the entire interest of each Participant (1) will be distributed to such Member not later than the Required Beginning Date, or (2) will be distributed, beginning not later than the Required Beginning Date, in accordance with regulations, over the life of such Member or over the lives of such Member and his beneficiary (or over a period not extending beyond the life expectancy of such Member or the life expectancy of such Member and his beneficiary).

     (c) Required Distribution Where Participant Dies Before Entire Interest is Distributed -

          (1) Where distributions have begun under subsection (b)(2) and the Member dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used under subsection (b)(2) as of the date of his death.

          (2) If a Member dies before the distribution of the Member's interest has begun in accordance with subsection (b)(2), the entire interest of the Member will be distributed within five (5) years after the death of such Member.

          (3) If any portion of the Member's interest is payable to (or for the benefit of) a beneficiary, and such portion will be distributed (in accordance with regulations) over the life of such beneficiary (or over a period not extending beyond the life expectancy of such beneficiary), and such distributions begin not later than one (1) year after the date of the Member's death or such later date as may be prescribed by regulations, for purposes of paragraph (2), the portion payable to such beneficiary shall be treated as distributed on the date on which such distributions begin.

          (4) If the beneficiary referred to in paragraph (3) is the surviving spouse of the Member, then (A) the date on which the distributions are required to begin under paragraph (3) shall not be earlier than the date on which the Member would have attained age seventy and one half (70-1/2), and (B) if the surviving spouse dies before the distributions to such spouse begin, this paragraph shall be applied as if the surviving spouse were the Member.

     (d) Required Beginning Date - For purposes of this Section, the term "Required Beginning Date" means April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2). Notwithstanding the foregoing, the term "Required Beginning Date" for a Member who is not a five percent (5%) owner (as defined in Code Section 416(i)(B)) shall mean the April 1 following the later of the calendar year in which the Member ceases to be a Participant or the calendar year in which the Member attains age seventy and one-half (70-1/2).

     (e) Life Expectancy - For purposes of this Section, the life expectancy of a Member and the Member's spouse (other than in the case of a single life annuity) may be redetermined, but not more frequently than annually.

     (f) Treatment of Payments to Children - For purposes of this Section, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching maturity (or otherwise designated event permitted under regulations).

     (g) Treatment of Incidental Death Benefit Distributions - Any distribution required under the incidental death benefit requirements of Section 401(a)(9) of the Code shall be treated as a required distribution.

     (h) Distribution to be Made Pursuant to Regulations - All distributions required under this Plan shall be in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 401(a)(9), including, but not limited to, Treasury Regulation 1.401(a)(9)-2. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This reliance on the proposed regulations shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     (i) Inconsistent Distribution Provisions Void - Any distribution provisions of this Plan not contained in this Section 6.6 are void to the extent that those provisions are inconsistent with the provisions of this Section 6.6.

     6.7 Withholding Taxes. An Employer may withhold from a Member's Compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

     6.8 Prior Plan Accounts. Certain Employees who were Participants in the Magic Chef, Inc. Salaried Savings Plan (the "Prior Plan") on or before July 1, 1987, and who had a "SCRP Account" (under Article Six of the Prior Plan) or any other account attributable to Employer contributions (which is not described in subsection 2.1(a)) shall continue to have such Accounts under this Plan, and such Accounts shall be known as the "Prior Plan Accounts." The Prior Plan Accounts shall continue to be subject to the applicable vesting and distribution provisions of the Prior Plan as in effect on June 30, 1987. Effective January 1, 1989, the applicable vesting schedule shall be:

               Years of Service                 Vested Percentage
               ----------------                 -----------------
               less than five years             0%
               five years or more               100%

     6.9  Optional Direct Transfer of Eligible Rollover Distributions.

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Any portion of an eligible rollover distribution that is not paid directly to an eligible retirement plan in a direct rollover shall be subject to twenty (20) percent federal income tax withholding.

     (b)  Definitions.

          (1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective as of January 1, 2000, hardship distributions pursuant to Section 6.4 shall not be eligible rollover distributions, and a distributee may not elect to have any portion of such withdrawal paid directly to an eligible retirement plan.

          (2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's rollover distribution. Notwithstanding the foregoing, effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

               For Plan Years beginning prior to January 1, 2002, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. However, effective for distributions made after December 31, 2001, "eligible retirement plan" for a surviving spouse shall have the same meaning as for a Member, as set forth above.

          (3) Distributee. A distributee includes a Member or former Member. In addition, the Member's or former Member's surviving spouse and the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (c) For purposes of this Section 6.9, if Sections 401(a)(11) and 417 of the Code do not apply to a distribution to a Member, the distribution may be paid less than thirty (30) days after the notice required under
          Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the Plan Administrator clearly informs the Member that such Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Member, after receiving the notice, affirmatively elects a distribution. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Member's election under this Section, a Member may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover.

     6.10 Participant Loans.

     (a) The following persons shall be eligible for Plan loans to the extent provided in procedures adopted by the Plan Administrator, subject to subsection (b) below:

          (1) Effective from January 1, 1999, through December 31, 2001, Participants described in Section 3.1(c).

          (2)  Effective as of August 1, 2001, all Members and beneficiaries.

     (b) Plan loans to eligible persons described in subsection (a) shall be subject to the following conditions:

          (1) Loans shall be made available to all eligible Participants and beneficiaries on a reasonably equivalent basis.

          (2) Loans shall not be made available to eligible Participants that are Highly Compensated Employees in an amount greater than the amount made available to other eligible Participants.

          (3)  Loans must bear a reasonable interest rate.

          (4) Loans must be adequately secured and shall not exceed 50% of the value of the Participant's total Account balance.

          (5) An eligible Participant must obtain the consent of his spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal or other revision of the loan. This paragraph (5) shall not apply on or after August 1, 2001.

          (6) The portion of the Participant's Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the Account balance by the amount of the security, used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

          (7) No loan to any eligible Participant or beneficiary can be made to the extent that such loan would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half the value of the Account balance of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of Employers described in Sections 414(b),
               (c), (m) and (o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

          (8) Eligible Participants may not acquire any new loans while any existing loans are outstanding.

          (9) For loans made prior to March 1, 2002, in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. Effective for loans made on or after March 1, 2002, upon the failure of a Participant or beneficiary to make loan payments or upon some other event of default set forth in the promissory note, or upon any other distributable event, such loan shall become due and payable, and the unpaid balance of the loan, including unpaid interest, may, in the plan administrator's discretion, be charged against the participant's vested account balance, and such loan and interest shall be charged against the participant's vested account balance before any distribution is made to the participant or a beneficiary.

     6.11 Distributions to Alternate Payees. Effective as of January 1, 1999, the Plan Administrator may direct the Trustee to allow distributions to be made to an alternate payee pursuant to qualified domestic relations order (as defined in Section 414(p) of the Code) to commence on the earliest date specified in such qualified domestic relations order, without regard to whether such distribution is made or commences prior to the Participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.

                                  ARTICLE VII
                              Investment Elections

     7.1 Investment Funds. The Plan Administrator shall establish a number of Investment Funds as it shall from time to time determine for the investment of Members' Accounts. The Plan Administrator, in accordance with 404(c) of the Act, shall make available at all times at least three investment alternatives, each of which is diversified and has materially different risk and return characteristics. The Plan Administrator may change the selected Investment Funds from time to time as it deems necessary or appropriate.

     The Plan is intended to constitute a plan described in Section 404(c) of the Act and Section 2550.404c-1 of the Department of Labor regulations such that, to the extent applicable, the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of the investment instructions given by the Members and beneficiaries under the Plan.

     7.2 Investment of Accounts. Each Participant may elect to have the total amount of his Before-Tax Contributions, Matching Contributions and Rollover Contributions made on his behalf invested in increments of ten (10) percent (five (5) percent, effective as of the first pay period beginning on or after July 1, 2002) of such total amount, subject to the rules and procedures established by the Plan Administrator and applied in a uniform and nondiscriminatory manner.

     7.3 Investment Transfers. Subject to the rules and procedures established by the Plan Administrator, each Participant may elect to transfer all or a portion of the assets in his Account from one Investment Fund to another.

     7.4 Investment Elections. Each Participant may make the elections described in Section 7.2 by filing an election form with the Plan Administrator upon becoming a Participant. Such elections may be changed at any time.

     7.5  Transfer of Assets.

     (a) The Trustee shall transfer moneys or other property from the appropriate Investment Fund to the other Investment Fund as may be necessary to carry out the aggregate transfer transactions in accordance with uniform rules therefor established by the Plan Administrator.

     (b) If at any time the directors and officers of the Corporation and the holders of at least ten (10) percent of any class of equity security of the Corporation which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as a group, have an aggregate beneficial ownership of securities of the Corporation held in the Company Stock Fund which constitute more than nineteen and one-half (19.5) percent in market value of all securities having a readily ascertainable market value held in the Trust, the Trustee shall dispose of so much of the securities of the Corporation held in the Company Stock Fund for the benefit of such directors, officers and ten (10) percent stockholders as is necessary to reduce such aggregate beneficial ownership to nineteen and one-half

          (19.5) and shall invest the proceeds realized from such disposition ratably in such other Investment Funds as each such director, officer or ten (10) stockholder shall have directed for the investment of his Account or, if no such other direction was made, in the Income Accumulation Fund. This subsection 7.5(b) is inserted solely for complying with Rule 16a-8(b) promulgated under Section 16 of the Securities Exchange Act of 1934, and shall remain in effect until the effective date of any rule duly adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, which has the effect of eliminating Rule 16a-8(b).

     7.6 Investment of Retired or Terminated Participants' Accounts. Each Participant who retires or whose employment terminates and whose Account balance equals or exceeds $3,500 ($5,000, effective as of January 1, 1999) may elect to leave such Account balance in the Plan and direct the Plan Administrator to invest his Account balance in one or more of the Investment Funds available under the Plan.

                                  ARTICLE VIII
                        Accounts and Records of the Plan

     8.1 Accounts and Records. The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or his beneficiary in the Plan. Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his Account.

     8.2 Trust Fund. Each Member shall have an undivided proportionate interest in the Trust Fund which shall be measured by the proportion that the market value of his Account bears to the total market value of all Accounts as of the date that such interest is being determined.

     8.3 Valuation and Allocation of Expenses. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers. Unless paid by the Employers and subject to such limitations as may be imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

     8.4 Allocation of Earnings and Losses. On each Valuation Date, the Trustee shall establish new Account balances which shall reflect each Account's proper portion of the net income earned on, expenses and charges against, and the appreciation and/or depreciation of the respective Investment Funds in which the Account has been invested since the previous Valuation Date. In determining such new Account balances, the Trustee shall adjust the portion of each Participant's Account invested in each respective Investment Fund on the basis of the actual investment return experienced by each Investment Fund. For purposes of such adjustment, all assets of the Trust Fund shall be valued at their fair market value as of each Valuation Date. In complying with this Section 8.4, the Trustee shall adopt uniform rules which conform to applicable law and generally accepted accounting principles.

     8.5 Distribution of Unallocated Employee Contributions. If, on the date of termination of a Participant's employment, a Participant's Compensation has been reduced by any amount pursuant to a Compensation reduction form, and such amount has not yet been allocated to his Before-Tax Contributions Account, the Plan Administrator shall direct the Employer to pay such amounts to the Trustee to be credited to the Participant's Before-Tax Contributions Account, to be distributed by the Trustee in accordance with the method of distribution determined under Section 6.3.

                                   ARTICLE IX

                                    Financing

     9.1 Trust Fund. All contributions under the Plan shall be paid or transferred into the Trust Fund to be held, managed, invested and distributed in accordance with the provisions of the Plan and Trust Agreement.

     All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and their Beneficiaries and shall be used to pay benefits to such persons and to pay administrative expenses incurred by the Plan to the extent that such expenses were not paid by the Corporation. Assets shall not revert or inure to the benefit of the Corporation, except as provided in Section 9.3 of this Plan.

     All benefits under the Plan shall be distributed solely from the Trust Fund, and no Employer shall have any liability for benefits not satisfied out of the Trust Fund.

     9.2 Employer Contributions. The Employers shall, from time to time, contribute to the Trust Fund such amounts as are required by the provisions of the Plan, subject to the right of the Corporation to amend, modify, or terminate the Plan. Notwithstanding the foregoing, effective as of January 1, 2000, the Employers may make contributions to the Plan in one or more installments at any time on or after the first day of the Plan Year in which such contributions are properly allocable under Section 4.1, provided that sufficient contributions have been paid or delivered to fund periodic allocations as they are credited pursuant to Section 4.1. In no event shall Employer contributions allocable under Section 4.1 be paid or delivered later than the time the corresponding reduction in the Participants' Compensation would be considered to be assets of the Plan under U.S. Department of Labor Regulation Section 2510.3-102.

     Effective as of January 1, 2000, Employer contributions that are not immediately allocable under the Plan shall be invested separately, and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Employer contributions otherwise required under the Plan. In the event that amounts remain unallocated as of the end of any Plan Year, such amounts shall be allocated in equal dollar amounts to the accounts of all active Participants that are non-highly compensated employees employed on the last day of such Plan Year as qualified nonelective contributions within the meaning of
Section 401(m) of the Code.

     Unless the Corporation or the ERISA Executive Committee notifies the Committee and the Trustee in writing to the contrary, all contributions made by each Employer are conditioned upon the continued qualification of the Plan and Trust, as amended, under the Code, and are conditioned upon the deductibility under Section 404 of the Code of such contributions.

     9.3 Return of Erroneous Contributions. Upon an Employer's request, contributions (adjusted for losses but not including any gains thereon) made by the Employer due to a mistake of fact, or conditioned upon the initial qualification and deductibility as provided in Section 9.2 above, shall be returned to the Employer within one (1) year after the payment of the contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

     9.4 Employee Rights in Trust Fund. No Employee, by virtue of this Plan, shall have any right to, or interest in, any part of the Trust Fund, upon termination of employment or otherwise, except the right to receive such benefits as may become due to him as provided in the Plan.

     9.5 Liability for Loss. Neither the Corporation, the ERISA Executive Committee, or the Plan Administrator, nor any Employee, Employer, agent, or employee or representative of the Corporation or any Employer, in any manner guarantees the Trust Fund against loss or depreciation, nor shall any of them be liable, except for its or his own gross negligence or willful misconduct, for any act or failure to act, done or omitted in good faith under or with respect to the Plan, except as otherwise provided by law. Neither the Corporation, the ERISA Executive Committee, or the Plan Administrator, nor any Employee, Employer, or agent, employee or representative of the Corporation shall be responsible for any act or failure to act of any Trustee or Trustees, or of any insurance company or insurance companies appointed by it, to administer the Trust Fund or any part thereof.

                                   ARTICLE X
                           Administration of the Plan

     10.1 Appointment, Resignation, Removal. The Board of Directors shall appoint an ERISA Executive Committee, consisting of at least three (3) individuals (who may, but need not be, Participants or directors, officers, stockholders or Employees of any Employer). The ERISA Executive Committee shall
(i) designate three or more Employees (who may be Participants or officers) to serve on a committee that shall be the administrator and named fiduciary with respect to this Plan (the "Plan Administrator"); (ii) authorize the Plan Administrator to delegate certain of its responsibilities to the Division/Subsidiary Human Resources Departments; and (iii) make decisions regarding settlor functions for the Plan. Such appointees to the ERISA Executive Committee and the Plan Administrator may be removed and replaced at any time by the respective appointing body with or without cause or notice. Upon the departure of an appointed Plan Administrator member from employment with the Corporation, or upon the disaffiliation of any ERISA Executive Committee member from any and all Employers, such individual shall automatically cease to serve in such capacity with respect to the Plan and shall be replaced, if desired, by a successor appointment. The Plan decisions made by the ERISA Executive Committee regarding settlor functions shall relate solely to such discretionary matters as the establishment, termination and design of the Plan and shall not include decisions relating to fiduciary activities subject to Title I of the Act, except for (i) appointing the Trustee, the investment managers and an enrolled actuary for the Plan; (ii) reviewing the performance of and conferring with the Trustee and the investment managers for the Plan; and (iii) reviewing the annual evaluations of the Plan made by the actuary.

     10.2 Notice to Trustee. Promptly after appointment of the ERISA Executive Committee and the Plan Administrator and after each change in membership of the ERISA Executive Committee and the Plan Administrator, the ERISA Executive Committee or the Plan Administrator shall give written notice to the Trustee of the names of the members of the ERISA Executive Committee and Plan Administrator. The Trustee shall not be deemed to be on notice of any change in membership of the ERISA Executive Committee or the Plan Administrator unless so notified.

     10.3 Procedure. Both the ERISA Executive Committee and the Plan Administrator shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, it may authorize one or more of its members to execute documents and directions on its behalf. The Trustee and other Plan fiduciaries, upon written notification of such authorization, shall accept and rely upon such documents and directions until notified in writing that the authorization issued by the ERISA Executive Committee or Plan Administrator has been revoked or changed by the entity issuing such authorization. A Plan Administrator member who is also a Participant shall not vote or act upon any matter directly affecting any pending claim for his personal benefits under the Plan. In the event of a deadlock or other situation which prevents agreement of a majority of the Plan Administrator members, the matter shall be decided by some special, temporary designee of such Plan Administrator.

     10.4 Power and Duties. The Plan Administrator shall have specific responsibilities with respect to the operation and administration of the Plan and may delegate certain of its responsibilities under the Plan to the Division/Subsidiary Human Resources Departments as the

Plan Administrator shall determine from time to time. The Plan Administrator shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein. In furtherance thereof, the Plan Administrator shall have the sole discretionary authority to determine all questions arising in administration of the Plan and to determine all facts pertinent thereto, including, without limitation, the power to determine the rights or eligibility of Employees, Participants, and their Beneficiaries and the amount and form of their respective interests; and the decision thereon of the Plan Administrator shall be final, conclusive and binding. The Plan Administrator has discretionary authority to grant or deny benefits under this Plan. Benefits under this Plan will be paid only if the Plan Administrator decides, in its sole discretion, that the applicant is entitled to them. Not in limitation but in amplification of the foregoing, the Plan Administrator shall have power to:

     (a) Provide rules and regulations for the administration of the Plan, including benefit claim review procedures and, from time to time, to amend or supplement such rules and regulations.

     (b) Interpret and construe the Plan and Trust Agreement, and its construction thereof in good faith shall be final, conclusive and binding.

     (c) Correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of such expediency.

     10.5 Appointment of Secretary and Others. The ERISA Executive Committee and the Plan Administrator, respectively, may appoint a Secretary and such advisors, agents and representatives as each shall deem advisable who may, but need not be, Participants or directors, officers, stockholders or employees of any Employer.

     10.6 Liability. No member of the ERISA Executive Committee or the Plan Administrator shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the ERISA Executive Committee or the Plan Administrator, or by the exercise of or failure to exercise any power or discretion as such member, except for his own fraud or willful misconduct, and no member of the ERISA Executive Committee or the Plan Administrator shall be liable in any way for the acts or defaults of any other member of the ERISA Executive Committee or the Plan Administrator or any of its advisors, agents or representatives. The Employers collectively, unless otherwise agreed among themselves, shall indemnify and save harmless each member of the ERISA Executive Committee and the Plan Administrator against any and all expenses and liabilities arising out of his own membership on the ERISA Executive Committee or the Plan Administrator, except expenses and liabilities arising out of his own fraud or willful misconduct. The fact that any member of the ERISA Executive Committee or the Plan Administrator is a Participant or a director, officer, stockholder or employee of any Employer shall not disqualify him from doing any act or thing which the Plan or applicable law authorizes or requires him to do as a member of such ERISA Executive Committee or the Plan Administrator (except as otherwise provided in Section 10.3 with respect to a member who is a Participant) or render him accountable for any allowance, distribution or other profit or advantage received by him.

     10.7 Compensation and Expenses. The members of the ERISA Executive Committee and the Plan Administrator (except those who are full-time employees of any Employer) may receive such reasonable compensation for their services as may be allowed from time to time by the Plan and as may be consistent with
Section 408(c)(2) of the Act. Except as otherwise provided in Section 10.6, ERISA Executive Committee and Plan Administrator members shall be entitled to receive or be reimbursed for their reasonable expenses incurred in connection with the Plan. Any such compensation and expenses and actuarial fees and other expenses incurred by such members shall be paid by the Employers (in addition to their contributions under the Plan); provided, however, that the ERISA Executive Committee may, in its discretion, determine that all or part thereof shall be payable out of the Trust Fund, in which case the Plan Administrator shall so direct the Trustee.

     10.8 Information Furnished to Plan Administrator. Each participating Employer shall furnish to the Plan Administrator in writing such information as the Plan Administrator may request in the exercise of its powers and duties in the administration of the Plan. Such information may include, but shall not be limited to, the names of Employees, their Compensation, and their dates of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan, and the Plan Administrator shall be entitled to rely thereon without any investigation thereof; provided, however, that the Plan Administrator may correct any errors discovered in any such information.

     10.9 Examination by Members. The Plan Administrator shall make available to each Member for examination by him upon his request, at the offices of his Employer, a copy of the Plan and such of its records or copies thereof as may pertain to any benefits of such Member under the Plan.

     10.10 Nondiscriminatory Action. In the exercise of any power or discretion conferred by the Plan or Trust Agreement upon the Plan Administrator, it shall not take any action or direct the Trustee to take any action in respect to any of the rights, benefits or obligations of Employees under the Plan which would be discriminatory in favor of Employees of any Employer who are officers, shareholders, or Highly Compensated Employees so as to violate Section 401(a)(4) of the Code.

                                   ARTICLE XI
                            Amendment and Termination

     11.1 Amendment. The Corporation shall have the right, in its sole and final discretion, by action of its Board of Directors or the ERISA Executive Committee, to amend the Plan at any time and from time to time, with or without retroactive effect, to any extent which such party may deem advisable; provided, however, that no amendment (other than an amendment required by the Internal Revenue Service as a condition for its approval of the Plan and Trust as qualifying under Sections 401(a) and 501(a) of the Code) shall retroactively decrease the benefits of any Member without prior Internal Revenue Service approval, increase the duties or responsibilities of the Trustee without its written consent, or cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Members and their beneficiaries, except as provided under Section 11.2 below.

     11.2 Termination.

     (a) The Corporation shall have the right, in its sole and final discretion, by action of its Board of Directors or the ERISA Executive Committee, at any time to terminate the Plan, in whole or in part. A certified copy of the resolution taking such action shall be delivered to the Trustee, and the Plan shall be terminated as of the date of termination specified in such resolution. The Plan shall also terminate upon the cessation of business operations by all Employers, provided no successor or assign of any Employer shall thereupon adopt the Plan and become a party to the Trust Agreement.

     (b) The Plan shall terminate upon the cessation of business operations by the Corporation, provided no successor or assign shall adopt the Plan.

     (c) Upon termination of the Plan, the ERISA Executive Committee shall determine and direct the Trustee accordingly from among the following methods, as to the method of discharging and satisfying all obligations on behalf of Members (after provision is made for expenses of such termination): by the continuation or amendment of the Trust, or the making of one or more new trusts, and the payment therefrom of benefits as they become due in accordance with the provisions of the Plan in effect immediately prior to its termination; by the continuation, amendment or purchase of one or more group or individual retirement annuity contracts from an insurance company or companies; by the liquidation and distribution of the assets of the Trust Fund; or by any combination of such methods. Distribution upon such Plan termination may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or in other assets of any kind, including insurance or annuity contracts, as the ERISA Executive Committee in its discretion may determine, having regard for the nature of the Trust Fund. In making such distributions, any and all appraisals, valuations, allocations and segregations made by the Plan Administrator, and all actuarial determinations, valuations, methods and assumptions made by the Plan actuary, shall be final and binding. Upon termination of the Plan, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4) and Treasury Regulations Section 1.401(a)(4)-5(b)(2).

     (d) In the case of the termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. Subject to subsection (c) of this Section 11.2, the total amount in each Member's Account shall be distributed, as the Corporation shall direct, to him or for his benefit or continued in trust for his benefit.

     11.3 Termination of Employer Participation. Any Employer shall have the right at any time, in its sole and final discretion, by action of its board of directors, to terminate its participation as an Employer in the Plan without affecting the continuation of the Plan with respect to the remaining Employer or Employers. A certified copy of the resolution of the board of directors of such Employer shall be delivered to the Trustee, and the participation of such Employer shall be terminated as of the date of termination specified in such resolution. The participation of any Employer in the Plan shall also terminate upon the cessation of business operations by such Employer with no successor or assign which shall adopt the Plan and become a Participating Employer.

     11.4 Effect of Bankruptcy and Other Contingencies Affecting an Employer. In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer. In the event of a merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of the Employer's assets, the Employer may request that the successor or purchaser be substituted for the Employer by means of a written instrument whereby the successor or purchaser agrees to be substituted for the Employer and requests and agrees to perform all the provisions hereof that the Employer is required to perform. Upon the receipt of said instrument, with the approval of the Corporation, the successor or purchaser shall be substituted for such Employer herein, and such Employer shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.

                                  ARTICLE XII
                              Top-Heavy Provisions

     12.1 Application of Top-Heavy Provisions.

     (a) Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Code Section 416 Accounts of Key Employees and the beneficiaries of deceased Key Employees exceeds sixty (60) percent of the amount of the Code Section 416 Accounts of all Employees and beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article shall become applicable.

     (b)  Aggregation Group Determination.

          (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.

          (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, the Plan shall not be top-heavy and this Article shall not be applicable.

     (c) Plan Administrator. The Plan Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

     12.2 Definitions.

     (a) "Aggregation Group" means this Plan and all other plans maintained by the Employers and nonparticipating Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code Section 401(a)(4) or Section
          410. In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or nonparticipating Affiliate if such expanded Aggregation Group meets the requirements of Code Sections 401(a)(4) and 410.

     (b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

     (c) "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, "Determination Period" means the Plan Year containing the Determination Date.

(d) "Key Employee" means a Member or former Member who, at any time during the Determination Period was -

     (1) an officer of an Employer or nonparticipating Affiliate who has annual Wages greater than one hundred and fifty (150) percent of the amount in effect under Code Section 415(c)(l)(A) for such Plan Year or, effective for Plan Years beginning after December 31, 2001, greater than $130,000 (as adjusted under Code Section 416(i)(1)); provided, however, that no more than the lesser of -

          (A)  fifty (50) Employees, or

          (B) the greater of (i) three (3) Employees, or (ii) ten (10) percent of all Employees, shall be treated as officers, and such officers shall be those with the highest annual Wages in the five (5) year period;

     (2) one of the ten (10) Employees having annual Wages from all Employers and nonparticipating Affiliates for such Plan Year greater than the dollar limit specified in Code Section 415(c)(1)(A) and owning both more than a one-half of 1 (0.5) percent interest and the largest interests in an Employer or nonparticipating Affiliate, provided, however, that this paragraph (2) shall not apply for Plan Years beginning after December 31, 2001;

     (3)  a five (5) percent owner of an Employer or nonparticipating Affiliate;
          or

     (4) a one (l) percent owner of an Employer or nonparticipating Affiliate having annual Wages of more than one hundred and fifty thousand dollars ($150,000), as adjusted.

          Ownership shall be determined in accordance with Code Sections 416(i)(1)(B) and (C). For purposes of paragraph (2), if two (2) Employees have the same ownership interest in an Employer or nonparticipating Affiliate, the Employee having the greater annual Wages from the Employers and nonparticipating Affiliates shall be treated as having a larger interest.

(e)  "Section 416 Account" means -

     (1) the amount credited as of a Determination Date to a Member's or beneficiary's account under this Plan and under any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed);

     (2) the present value of the accrued benefit credited to a Member or beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

     (3) for Plan Years beginning on or before December 31, 2001, the amount of distributions to the Member or beneficiary during the five (5) year period ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate; or

     (4) for Plan Years beginning after December 31, 2001, the amount of distributions to the Member or beneficiary during the one (1) year period ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate, including any distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, severance from employment, death, or disability, the phrase "five (5) year period" shall be substituted for the phrase "one (1) year period;"

     reduced by -

     (5) the amount of rollover contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Member and derived from a plan not maintained by an Employer or nonparticipating Affiliate.

     The Account of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection (d) for the Plan Year containing the Determination Date is not a Section 416 Account and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed Services for an Employer or nonparticipating Affiliate during the five (5) year period (or, effective for Plan Years beginning after December 31, 2001, the one (1) year period) ending on the Determination Date, any account of such Member (and any accrued benefit for such Member) shall not be taken into account in computing top-heaviness under this Article.

(f) "Wages" means the Member's compensation, determined pursuant to Section 415(c)(3) of the Code.

12.3 Minimum Contribution.

(a)  General. If this Plan is determined to be top-heavy under the provisions of
     Section 12.1 with respect to a Plan Year, the sum of Employer contributions and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an

          Employee on the last day of the Plan Year shall not be less than the lesser of three (3) percent of such Member's Wages or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy the requirements of Section 401(a) of the Code, the largest percentage of Employer contributions and forfeitures allocated on behalf of any Key Employee for that year, expressed as a percentage of such Key Employee's compensation (as limited by Section 401(a)(17) of the Code).

          If the Employer maintains another defined contribution plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a top-heavy Plan Year shall be satisfied by a single allocation of Employer contributions to the Account of each non-Key Employee under this Plan. If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a top-heavy Plan Year shall be satisfied by a single allocation of Employer contributions to the Account of each non-Key Employee in the amount of five (5) percent of the non-Key Employee's Wages.

     (b) Matching Contributions. Effective for Plan Years beginning after December 31, 2001, any Employer matching contributions shall be taken into account for purposes of satisfying the requirements of subsection
          (a). The preceding sentence shall apply with respect to any matching contributions under this Plan or, if the minimum required contribution is met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     (c) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection (c), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his total Wages for the year not in excess of the limit under Code
          Section 401(a)(17).

     12.4 Limit on Annual Additions: Combined Plan Limit.

     (a) General. If this Plan is determined to be top-heavy under Section 12.1, Section 4.3(b) of this Plan shall be applied by substituting 1.0 for 1.25 in applying the provisions of Code Section 415(e)(2) and
          (e)(3). This Section 12.4 shall not apply as of January 1, 2000.

     (b)  Exception. Subsection (a) shall not be applicable if -

          (1) Section 12.3 is applied by substituting "4 percent" for "3 percent," and

          (2) this Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in Section 12.1.

     (c) If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Member so long as there are -

          (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Member, and

          (2) no accruals under a qualified defined benefit plan for such Member.

     12.5 Limit on Annual Wages Taken into Account. If this Plan is determined to be top-heavy under Section 12.1, the annual Wages of each Employee that may be taken into account under the Plan shall not exceed one hundred and fifty thousand dollars ($150,000), as adjusted by the Secretary of the Treasury under Code Section 401(a)(17). Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, the annual Wages for each Employee taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

     12.6 Collective Bargaining Agreements. The requirements of this Article XII shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or nonparticipating Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or nonparticipating Affiliate.

                                  ARTICLE XIII
                         EXTENSION OF PLAN TO AFFILIATES

     13.1 Participation in the Plan. Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Board of Directors, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its eligible Employees, effective as of the date specified in such adoption -

     (a) by filing with the Corporation a certified copy of a resolution of its board of directors to that effect and such other instruments as the Corporation may require; and

     (b) by the Corporation's filing with the then Trustee or insurance company a copy of such resolution, together with a certified copy of resolutions of the Board of Directors approving such adoption.

The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Corporation and the Trustee or insurance company. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Corporation. The Corporation may not amend specific changes and variations in the Plan or Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Corporation, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Plan Administrator, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.1 Incompetency. Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Plan Administrator, shall otherwise be unable to care for such distributions to his own best interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

     (a)  directly to such person;

     (b)  to his spouse;

     (c)  to his legal guardian or conservator; or

     (d)  to any other person to be held and used for his benefit.

The decision of the Plan Administrator shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Plan Administrator shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Plan Administrator in respect of such person.

     14.2 Nonalienation. Except as permitted under Code Section 401(a)(13) and
Section 206(d) of the Act, neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit. The foregoing shall not apply to a qualified domestic relations order, as defined in Section 414(p) of the Code. The Plan Administrator shall establish procedures to determine whether domestic relations orders are "qualified domestic relations orders" and to administer distributions under such qualified domestic relations orders.

     14.3 Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Iowa to the extent such laws have not been preempted by applicable federal law.

     14.4 Severability. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

     14.5 No Guarantee. Neither the Plan Administrator, the Corporation, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation or the payment of any money which may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, Member, or beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust.

     14.6 Merger, Consolidation, or Transfer. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     14.7 Internal Revenue Service Approval. It is the intention of the Corporation to obtain a ruling or rulings by the District Director of Internal Revenue that -

     (a) the Plan, as in effect from time to time, with respect to all Employers, meets the requirements of Code Section 401(a); and

     (b) any and all contributions made by the Employers under the Plan are deductible for income tax purposes under Section 404(a) or any other applicable provisions of the Code.

     14.8 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline, discharge, or retire any Employee at any time.

     14.9 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan not to exceed ninety (90) days after receipt of the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant by registered or certified mail, and an additional ninety (90) days will be considered reasonable. Effective for claims filed on or after January 1, 2002, a claimant shall be notified of the need for extension, the special circumstances that warrant the extension, and the date by which the Plan expects to render a decision within the initial ninety (90) day period.

     Notice of a claim denial shall be written in a manner calculated to be understood by the claimant, setting forth the following information:

     (a)  the specific reasons for such denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

     (d)  an explanation of the Plan's claim review procedure; and

     (e) for claims filed on or after January 1, 2002, a statement of the claimant's right to bring action under Section 502(a) of the Act following an adverse benefit determination on review.

If no decision is received within the above time period, the claim shall be deemed denied.

     The claimant also shall be advised that he or his duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator, within sixty (60) days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents and submit issues and comments in writing within the same sixty (60) day period. Effective for claims filed on or after January 1, 2002, the claimant shall be entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

     If a request for review is so filed, such review shall be made by the Plan Administrator within sixty (60) days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. Effective for claims filed on or after January 1, 2002, a claimant shall be notified of the need for extension, the special circumstances that warrant the extension, and the date by which the Plan expects to render a decision within the initial sixty (60) day period.

     The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. For claims filed on or after January 1, 2002, a notice denying a claim shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits and notifying the claimant of his right to bring an action under Section 502(a) of the Act. If no decision is received within the above time period, the claim on review shall be deemed denied.

     If applicable, claims for benefits due to disability filed on or after January 1, 2002, shall be decided in accordance with Section 2560.503-1 of the Department of Labor regulations.

     14.10 Notice of Address and Missing Persons. Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Plan Administrator nor the Employers, Trustee, or insurance company shall be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Plan Administrator may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and the future benefits due such person shall be reinstated in full.

     14.11 Data and Information for Benefits. All persons claiming benefits under the Plan must furnish to the Plan Administrator or its designated agent such documents, evidence, or information as the Plan Administrator or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Plan Administrator or its designated agent may require before any benefits become payable under the Plan.

     14.12 Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or beneficiary receiving the proper amount of payments under this Plan.

                               * * * * * * * * * *

     IN WITNESS WHEREOF, Maytag Corporation has caused this instrument to be executed by its duly authorized officers on this _______ day of ______________, 2002, effective as of January 1, 1997.

                                          MAYTAG CORPORATION
ATTEST:
                                          By ______________________________
                                                 Senior Vice President
                                                    Human Resources

By ______________________________
            Secretary

                                    EXHIBIT I

The following groups of hourly Employees of the Employer shall be "Eligible Employees" for purposes of the Plan and shall be eligible to participate in the Plan following completion of the applicable Probationary Period:

---------------------------------------------------------------------------------------------------------------------
    Hourly Employee Group                                                   Probationary Period
    ---------------------                                                   -------------------
---------------------------------------------------------------------------------------------------------------------
    1.   Any person who is employed by the Employer on an hourly basis      30 days of Service
         at Jefferson City, Missouri;

---------------------------------------------------------------------------------------------------------------------
    2.   Any person employed by the Employer on an hourly basis at the      30 days of Service
         Jackson, Tennessee location;

---------------------------------------------------------------------------------------------------------------------
    3.   Those Employees employed by the Employer on or before April 18,    The Probationary Period set pursuant
         1989, on an hourly basis as office employees at the, Galesburg,    to the collective bargaining
         Illinois Plant, who are members of Local 444, Office and           agreement between the Employer and
         Professional Employees International Union, AFL-CIO, and who       Local 444, Office and Professional
         made a one time election on that date to be eligible for this      Employees International Union, AFL-CIO
         Plan, and those Employees employed after April 18, 1989, on an hourly basis as office employees at the above location;

---------------------------------------------------------------------------------------------------------------------
    4.   Any person employed by The Hoover Company I L.P. on an hourly      30 days of Service
         basis and who is a member of the security force in Canton,
         North Canton or Jackson Township/Stark County, Ohio Plants;

---------------------------------------------------------------------------------------------------------------------
    5.   Any person who is employed by The Hoover Company I L.P.on an       30 days of Service
         hourly basis at the El Paso, Texas Plant;

---------------------------------------------------------------------------------------------------------------------
    6.   Any person who is employed on an hourly basis by the Employer      30 days of Service
         in the Milan, Tennessee Plant;

---------------------------------------------------------------------------------------------------------------------
    7.   Any person who is employed by the Employer as a union-hourly       The Probationary Period set pursuant
         paid guard at Newton Laundry Products, Newton, Iowa;               to the collective bargaining
                                                                            agreement between the Employer and
                                                                            Local 444, Office and Professional
                                                                            Employees International Union, AFL-CIO

---------------------------------------------------------------------------------------------------------------------

                                       A

---------------------------------------------------------------------------------------------------------------------
    Hourly Employee Group                                                   Probationary Period
    ---------------------                                                   -------------------
---------------------------------------------------------------------------------------------------------------------
    8.   Any person who is employed by the Employer on an hourly basis      The Probationary Period set pursuant
         at the Herrin, Illinois Plant, and who are represented by the      to the collective bargaining
         Office and Professional Employees International Union, Local 13;   agreement between the Employer and
                                                                            Local 13, Office and Professional
                                                                            Employees International Union

---------------------------------------------------------------------------------------------------------------------
    9.   Any person who is employed on the hourly payroll as a              The Probationary Period set pursuant
         production or maintenance employee at the, Galesburg, Illinois     to the collective bargaining
         Plant who is a member of Midwest Lodge No. 2063, International     agreement between the Employer and
         Association of Machinist and Aerospace Workers, AFL-CIO on or      Midwest Lodge No. 2063, International
         after January 1, 1995, and who elected to be eligible to           Association of Machinist and
         participate in this Plan in lieu of receiving a twenty-two         Aerospace Workers, AFL-CIO
         dollar ($22) benefit from the Maytag Corporation Employees
         Retirement Plan;

---------------------------------------------------------------------------------------------------------------------
    10.  Effective on or before April 23, 1998, any person who is           30 days of Service
         employed by the Employer on an hourly basis at the Clarence,
         Missouri Plant, other than a director of the Employer who is not otherwise regularly employed by the Employer;

---------------------------------------------------------------------------------------------------------------------
    11.  Any person employed by Maytag Customer Service on an hourly        The Probationary Period set pursuant
         basis;                                                             to the collective bargaining
                                                                            agreement between the Maytag Customer
                                                                            Service and the union representing
                                                                            hourly Eligible Employees of Maytag
                                                                            Customer Service

---------------------------------------------------------------------------------------------------------------------
    12.  Any person employed by Dixie-Narco located in Williston, South     90 days of Service
         Carolina on an hourly basis;

---------------------------------------------------------------------------------------------------------------------
    13.  Any person employed by Cleveland Cooking Products located in       30 days of Service
         Cleveland, Tennessee on an hourly basis;

---------------------------------------------------------------------------------------------------------------------
    14.  Effective as of January 1, 2000, any person employed by Jade       30 days of Service
         Products located in Commerce, California on an hourly basis;

---------------------------------------------------------------------------------------------------------------------

                                       B

---------------------------------------------------------------------------------------------------------------------
    Hourly Employee Group                                                   Probationary Period
    ---------------------                                                   -------------------
---------------------------------------------------------------------------------------------------------------------
    15.  Effective January 1, 1999, through December 21, 2001, any          30 days of Service
         person employed by G.S. Blodgett Corporation located in
         Burlington, Vermont on an hourly basis;

---------------------------------------------------------------------------------------------------------------------
    16.  Effective January 1, 1999, through December 21, 2001, any          30 days of Service
         person employed by Pitco-Frialator located in Bow, New
         Hampshire on an hourly basis;

---------------------------------------------------------------------------------------------------------------------
    17.  Effective January 1, 1999, through June 30, 2001, any person       30 days of Service
         employed by Magikitch'n located in Quakertown, Pennsylvania on an hourly basis;

---------------------------------------------------------------------------------------------------------------------
    18.  Effective as of January 1, 2001, any person who is employed by     30 days of Service
         the Employer on an hourly basis at the Herrin Laundry Products,
         Illinois Plant on or before June 10, 2000, whose terms of
         employment are covered by the collective bargaining agreement between the Corporation and the International Association of
         Machinists Local 554, and who made a one time election to
         participate in the Plan, and those persons hired by the
         Employer to work on an hourly basis on or after June 11, 2000, at the above location;

---------------------------------------------------------------------------------------------------------------------
    19.  Effective as of January 1, 2002, any person who is employed by     30 days of Service
         the Employer on an hourly basis at the Florence, South Carolina or Searcy, Arkansas locations; and

---------------------------------------------------------------------------------------------------------------------
    20.  Effective as of January 1, 2002, any person who is employed by     The Probationary Period set pursuant
         the Employer on an hourly basis at the Amana, Iowa location.       to the collective bargaining
                                                                            agreement between the Employer and
                                                                            the union representing hourly
                                                                            Eligible Employees working at the
                                                                            Amana, Iowa location

---------------------------------------------------------------------------------------------------------------------

                                       C

                     MAYTAG CORPORATION SALARY SAVINGS PLAN

            (As Amended and Restated Effective as of January 1, 1997)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  The Plan .........................................................  1
    1.1    Establishment and Amendment of the Plan ..........................  1
    1.2    Applicability of Plan ............................................  1
    1.3    Purpose of the Plan ..............................................  1

ARTICLE II Definitions ......................................................  2
    2.1    Definitions ......................................................  2
           (a)   Account ....................................................  2
           (b)   Act ........................................................  3
           (c)   Affiliate ..................................................  3
           (d)   Before-Tax Contributions ...................................  3
           (e)   Board ......................................................  3
           (f)   Code .......................................................  3
           (g)   Corporation ................................................  3
           (h)   Compensation ...............................................  3
           (i)   Effective Date .............................................  5
           (j)   Eligible Employee ..........................................  5
           (k)   Employee ...................................................  6
           (l)   Employer ...................................................  6
           (m)   Excess Deferrals ...........................................  6
           (n)   Highly Compensated Employee ................................  6
           (o)   Hour of Service ............................................  7
           (p)   Investment Fund ............................................  7
           (q)   Leased Employee ............................................  7
           (r)   Matching Contributions .....................................  8
           (s)   Member .....................................................  8
           (t)   Participant ................................................  8
           (u)   Plan .......................................................  8
           (v)   Plan Administrator .........................................  8
           (w)   Plan Year ..................................................  8
           (x)   Probationary Period ........................................  8
           (y)   Rollover Contributions .....................................  8
           (z)   Service ....................................................  8
           (aa)  Trust Agreement ............................................  9
           (bb)  Trustee ....................................................  9
           (cc)  Trust Fund .................................................  9
           (dd)  Valuation Date .............................................  9
    2.2    Gender and Number ................................................  9

ARTICLE III Participation and Service ....................................... 10
    3.1    Participation .................................................... 10
    3.2    Duration of Participation ........................................ 11
    3.3    Leased Employees ................................................. 11
    3.4    Reemployment of a Participant .................................... 12

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             Page
                                                                                             ----

ARTICLE IV Contributions ...................................................................  13
    4.1    Before-Tax Contributions ........................................................  13
    4.2    Limitations on Contributions ....................................................  14
    4.3    Limitations on Annual Additions .................................................  17
    4.4    Rollover Contributions ..........................................................  17
    4.5    Distributions from Before-Tax Contributions Accounts ...........................   18
    4.6    Uniformed Services Employment and Reemployment Rights Act ......................   18

ARTICLE V  Vesting in Accounts .............................................................  19
    5.1    Before-Tax, Matching, and Rollover Contributions Accounts .......................  19

ARTICLE VI Distributions and Withdrawals ...................................................  20
    6.1    Payments Upon Termination .......................................................  20
    6.2    Payments Upon Death .............................................................  20
    6.3    Method of Distribution ..........................................................  21
    6.4    Hardship Withdrawals ............................................................  23
    6.5    Withdrawals After Age 59 1/2 ....................................................  25
    6.6    Required Distributions ..........................................................  25
    6.7    Withholding Taxes ...............................................................  27
    6.8    Prior Plan Accounts .............................................................  27
    6.9    Optional Direct Transfer of Eligible Rollover Distributions .....................  27
    6.10   Participant Loans ...............................................................  29
    6.11   Distributions to Alternate Payees ..............................................   31

ARTICLE VII Investment Elections ...........................................................  32
    7.1    Investment Funds ................................................................  32
    7.2    Investment of Accounts ..........................................................  32
    7.3    Investment Transfers ............................................................  32
    7.4    Investment Elections ............................................................  32
    7.5    Transfer of Assets ..............................................................  32
    7.6    Investment of Retired or Terminated Participants' Accounts ......................  33

ARTICLE VIII Accounts and Records of the Plan ..............................................  34
    8.1    Accounts and Records ............................................................  34
    8.2    Trust Fund ......................................................................  34
    8.3    Valuation and Allocation of Expenses ............................................  34
    8.4    Allocation of Earnings and Losses ...............................................  34
    8.5    Distribution of Unallocated Employee Contributions ..............................  34

ARTICLE IX  Financing ......................................................................  35
    9.1    Trust Fund ......................................................................  35
    9.2    Employer Contributions ..........................................................  35
    9.3    Return of Erroneous Contributions ...............................................  35
    9.4    Employee Rights in Trust Fund ...................................................  36


                               TABLE OF CONTENTS
                                  (continued)

                                                                                           Page
                                                                                           ----
    9.5    Liability for Loss ............................................................. 36

ARTICLE X  Administration of the Plan ..................................................... 37
    10.1   Appointment, Resignation, Removal .............................................. 37
    10.2   Notice to Trustee .............................................................. 37
    10.3   Procedure ...................................................................... 37
    10.4   Power and Duties ............................................................... 37
    10.5   Appointment of Secretary and Others ............................................ 38
    10.6   Liability ...................................................................... 38
    10.7   Compensation and Expenses ...................................................... 39
    10.8   Information Furnished to Plan Administrator .................................... 39
    10.9   Examination by Members ......................................................... 39
    10.10  Nondiscriminatory Action ....................................................... 39

ARTICLE XI Amendment and Termination ...................................................... 40
    11.1   Amendment ...................................................................... 40
    11.2   Termination .................................................................... 40
    11.3   Termination of Employer Participation .......................................... 41
    11.4   Effect of Bankruptcy and Other Contingencies Affecting an Employer ............. 41

ARTICLE XII  Top-Heavy Provisions ......................................................... 42
    12.1   Application of Top-Heavy Provisions ............................................ 42
    12.2   Definitions .................................................................... 42
    12.3   Minimum Contribution ........................................................... 44
    12.4   Limit on Annual Additions: Combined Plan Limit ................................. 45
    12.5   Limit on Annual Wages Taken into Account ....................................... 46
    12.6   Collective Bargaining Agreements ............................................... 46

ARTICLE XIII Extension of Plan to Affiliates .............................................. 47
    13.1   Participation in the Plan ...................................................... 47

ARTICLE XIV  Miscellaneous ................................................................ 48
    14.1   Incompetency ................................................................... 48
    14.2   Nonalienation .................................................................. 48
    14.3   Applicable Law ................................................................. 48
    14.4   Severability ................................................................... 48
    14.5   No Guarantee ................................................................... 48
    14.6   Merger, Consolidation, or Transfer ............................................. 49
    14.7   Internal Revenue Service Approval .............................................. 49
    14.8   No Enlargement of Employee Rights .............................................. 49
    14.9   Appeals from Denial of Claims .................................................. 49
    14.10  Notice of Address and Missing Persons .......................................... 50
    14.11  Data and Information for Benefits .............................................. 51
    14.12  Effect of a Mistake ............................................................ 51

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

EXHIBIT I ..................................................................  A